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                                                                      EXHIBIT 11

                         AMERICAN GREETINGS CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS

                        Computation of Earnings Per Share
                        ---------------------------------

          Years Ended February 29, 1996, and February 28, 1995 and 1994
          -------------------------------------------------------------

                                                     1996             1995              1994
                                                     ----             ----              ----
Average number of common
   shares outstanding                              74,528,809       74,305,346        73,809,132
                                                  ===========      ===========      ============

Net income (thousands)                            $   115,135      $   148,792      $    113,702
                                                  ===========      ===========      ============

Earnings per share                                $      1.54      $      2.00      $       1.54
                                                  ===========      ===========      ============




               Computation of Fully-Diluted Earnings Per Share (a)
               ---------------------------------------------------

          Years Ended February 29, 1996, and February 28, 1995 and 1994
          -------------------------------------------------------------

                                                      1996                1995               1994
                                                      ----                ----               ----
Average number of common
   shares outstanding on
   a fully diluted basis
   assuming exercise of
   stock options based on
   the treasury stock method
   using the higher of the
    year-end price or
   the average market price (b)                     75,551,118         75,739,055        73,155,155
                                                   ===========        ===========       ===========

Net income (thousands)                             $   115,135        $   148,792       $   113,702
                                                   ===========        ===========       ===========

Earnings per share                                 $      1.52        $      1.96       $      1.51
                                                   ===========        ===========       ===========

   (a) This calculation is submitted in accordance with the Securities Exchange Act of 1934, although not required by Accounting Principles Board Opinion No. 15, since less than a 3% dilution results.

   (b) Average market price was used for years ended February 29, 1996 and February 28, 1994. The year-end market price was used for the year ended February 28, 1995.



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